Exhibit 10.11

FIRST AMENDMENT AND WAIVER
TO CREDIT AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of October 9, 2006 (the “Effective Date”), by and among PALACE ENTERTAINMENT HOLDINGS, INC. (“Holdings”), FESTIVAL FUN PARKS, LLC, the other Borrowers signatory thereto (sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the other Credit Parties signatory thereto, the Lenders party to the Credit Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as a Lender, and as Agent for the Lenders parties from time to time to the Credit Agreement described below (“Agent”).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of April 12, 2006 (the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans and other extensions of credit to Borrowers upon the terms and conditions set forth therein; and

WHEREAS, Holdings, Borrowers, the Lenders and the Agent desire to make certain amendments to the Credit Agreement in accordance with, and subject to the terms and conditions set forth in, this Amendment.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree, subject to Section 6, as follows.

1.             Amendments to the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement shall be amended as follows:

(a)           Section 8.1(c) of the Credit Agreement shall be deleted in its entirety and shall be replaced in its entirety by the following:

(c)           Holdings or any Borrower fails or neglects to perform, keep or observe any of the provisions of Sections 1.6 or 4.1 or any provisions set forth in Annex C or E, and the same shall remain unremedied for three (3) Business Days or more.

(b)           Section (a) of Annex E to the Credit Agreement shall be deleted in its entirety and shall be replaced in its entirety by the following:

(a)           Monthly Financials.  To Agent, within forty-five (45) days after the end of the Fiscal Months for July and August in each year, financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Holdings, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related unaudited statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the unaudited figures for the months of July and August in the prior year and the unaudited figures contained in the Projections for such Fiscal Year, all prepared based on GAAP fundamentals and consistent with past practices of Holdings and its Subsidiaries but not requiring standard quarterly or year-end adjustments.  Such financial information shall be accompanied by the certification of the Chief Financial Officer of Holdings to Agent and Lenders that (i) such financial information has been prepared pursuant to the normal monthly reporting procedures of Holdings in accordance with past practices consistently applied and fairly represents in all material respects the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended on a basis consistent with the prior year and (ii) any other information presented is accurate in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(c)           Sections (b) and (d) of Annex E and Sections (b) and (c) of Annex G to the Credit Agreement shall be amended by deleting each reference to “Borrowers and their Subsidiaries” and replacing each such reference with “Holdings and its Subsidiaries.”

(d)           Sections (b) and (d) of Annex E shall be amended by deleting each reference to “Borrower Representative” and replacing such reference with “Holdings.”

(e)           Section (b) of Annex E is further amended by deleting each reference to “Borrower” and “Borrowers” in the last sentence of such Section and replacing each such reference with “Holdings.”

2.             Waiver.  The Borrowers have not complied with Sections (a) and (b) of Annex E of the Credit Agreement regarding delivery of financial reports for the month ended July 31, 2006 and the quarter ended June 30, 2006.  The Bank hereby waives as an Event of Default Borrowers’ non-compliance with such Sections (a) and (b) of Annex E of the Credit Agreement with respect to the periods and reports described in preceding sentence.  Each of Holdings and the Borrowers acknowledge and agree that any failure to comply with Annex E of the Credit Agreement or any other provision of the Credit Agreement as amended by this Amendment shall be an Event of Default under the Agreement.

3.             No Other Amendments or Waivers.  Except for the amendments and waivers expressly set forth and referred to in Section 1 and Section 2 hereof, the Credit Agreement shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Agent’s Liens under the Collateral Documents.

4.             Representations and Warranties.  To induce the Lenders and the Agent to enter into this Amendment, Holdings and each of the Borrowers hereby warrants, represents and covenants to and with to the Lenders and the Agent that: (a) Holdings and each of the Borrowers has the corporate or organizational power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it; (b) this Amendment has been duly authorized, executed and delivered by Holdings and each Borrower; (c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date; and (d) after giving effect to this Amendment, all of the representations and warranties made by the Credit Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents).  Any breach in any material respect by Holdings or any Borrower of any of its representations, warranties and covenants contained in this Section 4 shall be an Event of Default under the Credit Agreement.

5.             Ratification and Acknowledgment.  Each of the Holdings and Borrowers hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other Loan Documents executed or delivered by such Credit Party.

6.             Waiver, Release and Disclaimer.  To induce the Lenders and the Agent to enter into this Amendment, each of Holdings and the Borrowers hereby waives and releases any claim, defense, demand, action or suit of any kind or nature whatsoever against the Lenders or the Agent or their respective Affiliates, and each such Persons’ respective officers, directors, partners, trustees, shareholders, agents, attorneys, advisors and employees, arising on or prior to the date of this Amendment in connection with the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated thereunder, except that this Section 6 shall not waive or release any of the Lenders’ or Agent’s contractual obligations under the Credit Agreement or any of the other Loan Documents.

7.             Conditions to Effectiveness.  The amendments and waivers of the Credit Agreement set forth in Section 1 and Section 2 of this Amendment shall not become effective unless and until the Agent has received one or more counterparts of this Amendment, duly executed, completed and delivered by Holdings, each Borrower, the other Credit Parties, the Requisite Lenders and the Agent.

8.             Reimbursement of Expenses.  The Borrowers hereby jointly and severally agree to reimburse the Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Agent in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby.

9.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10.           Severability of Provisions.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, each Credit Party hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

11.           Counterparts.  This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

12.           Entire Agreement.  The Credit Agreement as amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this First Amendment and Waiver to Credit Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

HOLDINGS:

PALACE ENTERTAINMENT HOLDINGS, INC.

By:	/s/ John A. Cora
Name:	John A. Cora
Title:	President & CEO

BORROWERS:

FESTIVAL FUN PARKS, LLC
SPLISH SPLASH AT ADVERTURELAND, INC.
FAMILY FUN CENTER HOLDINGS, LLC
SMARTPARKS — SAN JOSE, INC.
SMARTPARKS — RIVERSIDE, INC.
SMARTPARKS — SAN DIMAS, INC.
RAGING WATERS GROUP, INC.
SMARTPARKS — CAROLINA, INC.
SMARTPARKS — FLORIDA, INC.
SMARTPARKS — SILVER SPRINGS, INC.
PALACE MANAGEMENT COMPANY, LLC

By:	/s/ John A. Cora
Name:	John A. Cora
Title:	President & CEO

AGENT:

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender and
as Agent

By:	/s/ Jason A. Soto
Name:	Jason A. Soto
Its Duly Authorized Signatory

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

PALACE FINANCE, INC.

By:	/s/ John A. Cora
Name:	John A. Cora
Title:	President & CEO

WET ‘N WILD NEVADA, INC.

By:	/s/ John A. Cora
Name:	John A. Cora
Title:	President & CEO